UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2009 (February 3, 2009)
INTRAOP MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-49735	87-0642947
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

570 Del Rey Avenue	94085
Sunnyvale, California
(Address of principal executive offices)	(Zip Code)
408-636-1020
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On February 3, 2009, Intraop Medical Corporation (the “Company”) granted JK Hullett, the Company’s Chief Financial Officer, options to purchase 1,800,000 shares of the Company’s common stock. These options were granted pursuant to the terms of the Company’s 2005 Equity Incentive Plan (the “Plan”), and will vest over 12 months in equal monthly installments until fully vested, with a vesting commencement date of November 1, 2008. The exercise price of such options will be $0.028 per share, which was the closing price of the Company’s common stock on the last trading day prior to the date of grant. The options will have a 10 year term and will be exercisable for a period of three years following the termination of Mr. Hullett’s service to the Company. Except as otherwise described herein, the stock option grant notice and stock option agreement related to these options conform to the Company’s standard form of stock option grant notice and stock option agreement under the Plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRAOP MEDICAL CORPORATION
Dated: February 9, 2009	By:	/s/ John Powers
John Powers
President and Chief Executive Officer